Exhibit 4.12

TENTH SUPPLEMENTAL INDENTURE

This Tenth Supplemental Indenture, dated as of March 9, 2015 (this “Tenth Supplemental Indenture”), is by and among 21st Century Oncology of Washington, LLC, a Washington limited liability company (the “New Guarantor”), 21st Century Oncology, Inc., a Florida corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (“Trustee”) under the Indenture referred to below.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 20, 2010 (as supplemented by the First Supplemental Indenture, dated as of June 24, 2010, as further supplemented by the Second Supplemental Indenture, dated as of September 29, 2010, as further supplemented by the Third Supplemental Indenture, dated as of March 1, 2011, as further supplemented by the Fourth Supplemental Indenture, dated as of March 30, 2011, as further supplemented by the Fifth Supplemental Indenture, dated as of September 30, 2011, as further supplemented by the Sixth Supplemental Indenture, dated as of January 26, 2012, as further supplemented by the Seventh Supplemental Indenture, dated as of May 10, 2012, as further supplemented by the Eight Supplemental Indenture, dated as of August 22, 2013, as further supplemented by the Ninth Supplemental Indenture, dated as of October 30, 2013 and as otherwise amended, supplemented, waived or modified, the “Indenture”), providing for the issuance of 9 7/8% Senior Subordinated Notes due 2017 of the Company (the “Notes”);

WHEREAS, pursuant to Section 10.03 of the Indenture, each Person that becomes obligated to provide a Guarantee pursuant to Section 4.16 of the Indenture must execute and deliver to the Trustee a supplemental indenture making such Person a party to the Indenture, along with a notation of such Guarantee in the form included as Exhibit E to the Indenture;

WHEREAS, pursuant to Section 4.16 of the Indenture, the Company will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries) to guarantee Indebtedness under the Credit Agreement, unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary;

WHEREAS, the New Guarantor is a Restricted Subsidiary of the Company and has guaranteed or will guarantee Indebtedness under the Credit Agreement;

WHEREAS, this supplemental indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (FACTA) purposes;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Tenth Supplemental Indenture to amend the Indenture, without the consent of any Holder to (i) add additional Guarantors or additional obligors with respect to the Notes and (ii) cure any ambiguity, mistake, defect or inconsistency; and to confirm the text of the Indenture to the related provision of the “Description of Notes” contained in the offering memorandum dated April 9, 2010; and

WHEREAS, by entering into this Tenth Supplemental Indenture, the Company, the Guarantors and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                                           Agreement to be Bound.  The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.                                           Compliance with and Fulfillment of Condition of Sections 4.16 and 10.03.  The execution and delivery of this Tenth Supplemental Indenture and the Guarantee by the New Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Company under Sections 4.16 and 10.03 of the Indenture.

Section 3.                                           Amendment of Section 3.04. Section 3.04 “Effect of Notice of Redemption” is hereby amended and restated in its entirety to read as follows:

“SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional, except as otherwise provided herein.”

Section 4.                                           Amendment of Section 3.07(a).  Section 3.07(a) is hereby amended to add the following language at the end of such section:

Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 5.                                           Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Tenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Tenth Supplemental Indenture.

Section 6.                                           Governing Law.  This Tenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 7.                                           No Adverse Interpretation of Other Agreements.  This Tenth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this Tenth Supplemental Indenture or the Indenture.

Section 8.                                           Successors.  This Tenth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.                                           Separability.  Each provision of this Tenth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Tenth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.                                    Counterpart Originals.  The parties may sign multiple counterparts of this Tenth Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.                                    Headings, etc.  The headings of the Sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Tenth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the date first above written.

21ST CENTURY ONCOLOGY, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

GUARANTORS

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
21ST CENTURY ONCOLOGY, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
ASHEVILLE CC, LLC
ATLANTIC UROLOGY CLINICS, LLC
AURORA TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
GETTYSBURG RADIATION, LLC

[Signature Page to the Tenth Supplemental Indenture]

GOLDSBORO RADIATION THERAPY SERVICES, LLC.
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
SOUTHERN NEW ENGLAND REGIONAL CANCER CENTER, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
ONCURE HOLDINGS, INC.
ONCURE MEDICAL CORP.
MANATEE RADIATION ONCOLOGY, INC.
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC.
RADIATION ONCOLOGY CENTER, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION CORP.
USCC ACQUISITION CORP.
USCC HEALTHCARE MANAGEMENT CORP.
COASTAL ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.
MICA FLO II, INC.
POINTE WEST ONCOLOGY, LLC
JAXPET, LLC
JAXPET/POSITECH, L.L.C.

[Signature Page to the Tenth Supplemental Indenture]

SARASOTA COUNTY ONCOLOGY, INC.
VENICE ONCOLOGY CENTER, INC.
ENGLEWOOD ONCOLOGY, INC.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC.
INTERHEALTH FACILITY TRANSPORT, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

PALMS WEST RADIATION THERAPY, L.L.C.

By: 21ST CENTURY ONCOLOGY, LLC, as its sole member

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to the Tenth Supplemental Indenture]

21ST CENTURY ONCOLOGY OF WASHINGTON, LLC

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to the Tenth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

[Signature Page to the Tenth Supplemental Indenture]